Exhibit 10.7

WAIVER AGREEMENT
THIS WAIVER AGREEMENT (this “Agreement”), dated as of November 8, 2016, which shall only be deemed effective as of the Effective Date (as hereinafter defined), is entered into by and among NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), NEW YORK REIT, INC., a Maryland corporation (the “REIT”), CAPITAL ONE, NATIONAL ASSOCIATION, as administrative agent for the Lenders (as defined below) (in such capacity, the “Administrative Agent”), and each Lender that has executed this Waiver Agreement.
WHEREAS, Borrower, the REIT, the Administrative Agent, and certain lenders party thereto (each a “Lender” and collectively, the “Lenders”) entered into that certain Second Amended and Restated Credit Agreement, dated as of April 14, 2014 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of August 27, 2015 and that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of August 17, 2016, and as may be further amended, restated, consolidated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) (unless otherwise defined in this Agreement, terms defined in the Credit Agreement shall have their defined meanings when used herein) pursuant to which the Lenders made certain credit facilities available to Borrower;
WHEREAS, the Borrower has disclosed to Administrative Agent, pursuant to a memorandum dated November 2, 2016, that the REIT (a) made, during the period of four consecutive fiscal quarters ended September 30, 2016, Restricted Payments that exceeded, by an amount equal to $6,023,000.00 (the “Initial Default”), the amount of Restricted Payments that would have otherwise been categorized under clause (K) of the definition of Permitted Distributions (it being understood that certain Restricted Payments in respect of LTIP units may have been categorized under clause (J) of such definition) and thereby would have been permitted to be made for such period pursuant to Section 6.01(b)(vii) of the Credit Agreement but for such excess and (b) made Restricted Payments in the calendar month of October 2016 in the total amount of $6,471,000 (the “October Restricted Payments”) that would have otherwise been categorized under clause (K) of the definition of Permitted Distributions (it being understood that certain Restricted Payments in respect of LTIP units may have been categorized under clause (J) of such definition) and thereby would have been permitted to be made pursuant to Section 6.01(b)(vii) of the Credit Agreement but for the Initial Default and, if applicable, but for the October Restricted Payment resulting in the total amount of Restricted Payments made during the period of four consecutive fiscal quarters ended December 31, 2016 exceeding the amount permitted to be made for such period pursuant to Section 6.01(b)(vii) of the Credit Agreement (the “Subsequent Default”) (the Initial Default and the Subsequent Default, together with such other Defaults or Events of Default that may have arisen as a direct result of the Initial Default or the Subsequent Default, including any failure to timely give notice of same pursuant to Section 5.02(a) of the Credit Agreement and any representation or warranty that may have been incorrect as a result of the Initial Default or the Subsequent Default, collectively, the “Subject Defaults”);

WHEREAS, Borrower and the REIT have requested that, notwithstanding anything contained in Section 3.11, Section 6.01(b)(vii), or Section 5.02(a) of the Credit Agreement, Administrative Agent and the Lenders agree to waive the Subject Defaults (the “Requested Waivers”); and
WHEREAS, the Administrative Agent and each Lender that has executed this Agreement, which Lenders, collectively, constitute Required Lenders, have considered the Requested Waivers and consent to same subject to the terms of this Agreement.
NOW THEREFORE, the parties hereto hereby agree as follows:
SECTION 1Waiver. Subject to and upon the conditions hereof, the Administrative Agent and the Required Lenders consent to the Requested Waivers and agree that none of the Subject Defaults shall be deemed a Default or Event of Default.
SECTION 2Representations and Warranties. In order to induce the Administrative Agent and the Required Lenders to provide the waiver specified in Section 1 hereof, each of the Borrower and the REIT hereby represent and warrant that, upon giving effect to this Agreement and the Requested Waivers:
(a)    no Default or Event of Default exists;
(b)    the execution, delivery and performance by Borrower and the REIT of this Agreement have been duly authorized by all necessary organizational action, on the part of such Credit Party and do not require any consent or approval of, or notice to or action by, any Person (including any Governmental Authority);
(c)    this Agreement and the other Loan Documents constitute the legal, valid and binding obligations of each Credit Party hereto or thereto, and are enforceable against each such Credit Party in accordance with their respective terms, except as such enforceability may be limited by (a) an applicable Insolvency Proceeding, (b) bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and (c) the application of general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and
(d)    each of the representations and warranties made by each Credit Party in or pursuant to any Loan Document (i) that is qualified by materiality or “material adverse effect” or similar language is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the date hereof, as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

SECTION 3    Covenants. In order to induce the Administrative Agent and the Required Lenders to provide the waiver specified in Section 1 hereof, each of the Borrower and the REIT hereby covenant that, notwithstanding anything to the contrary in the Credit Agreement, until the earlier of (x) December 31, 2016 and (y) such date that the Commitments have expired or been terminated, the principal of and interest on each Loan and all Unreimbursed Amounts and fees payable under the Loan Documents shall have been paid in full, and all L/C Obligations shall equal zero, no Person in the Consolidated Group shall make any Restricted Payments in reliance on the Permitted Distributions baskets under clause (E) or clause (K) of such definition.

SECTION 1    Effectiveness of this Agreement. Notwithstanding anything to the contrary contained in the Credit Agreement or this Agreement, the effectiveness of this Agreement is conditioned upon, and this Agreement shall not be deemed effective until, the date on which each of the Borrower, the REIT, the Administrative Agent, and the Required Lenders have duly executed this Agreement or a counterpart thereof (in accordance with Section 6(g) hereof) (such date, the “Effective Date”).
SECTION 5    Waiver Fee.    Borrower hereby agrees to pay to the Administrative Agent, for the account of each Lender that has executed this Agreement or a counterpart thereof (in accordance with Section 6(g) hereof) and delivered its signature page hereto to Administrative Agent on or before 5:00pm New York City time on November 8, 2016 (each such Lender, an “Approving Lender”), a fee from Borrower which shall be equal to the product of (i) the aggregate of each such Approving Lender’s Revolving Loan Commitment and Term Loan Commitment, and (ii) two one-hundredths of one percent (0.02%).
SECTION 1    Miscellaneous.
(a)    Credit Agreement Otherwise Not Affected; No Other Waiver. Except as expressly contemplated hereby, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Administrative Agent’s and the Required Lenders’ execution and delivery of, or acceptance of, this Agreement shall not be deemed to create a course of dealing or otherwise create any express or implied duty by the Administrative Agent or any such Lender to provide any other or further waivers under the same or similar circumstances in the future. Nothing contained herein shall be deemed a waiver or consent in respect of (or otherwise affect the Administrative Agent’s or the Lenders’ ability to enforce) any Default or Event of Default not explicitly waived by Section 1 hereof.
(b)    No Reliance. Each of the Borrower and the REIT hereby acknowledge and confirm to the Administrative Agent and the Required Lenders that it is executing this Agreement on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(c)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns permitted by the terms of the Loan Documents. No third party beneficiaries are intended in connection with this Agreement.

(d)    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(e)    Complete Agreement. This Agreement, together with the Credit Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Agreement supersedes all prior drafts and communications with respect hereto and may not be amended except in accordance with the provisions of Section 10.18 of the Credit Agreement.
(f)    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.
(g)    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by PDF, facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.
(h)    Interpretation. This Agreement is the result of negotiations between and has been reviewed by respective counsel to the Borrower, the REIT, the Administrative Agent and the Lenders and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against any party merely because of its involvement in the preparation hereof.
(i)    Loan Document. This Agreement shall constitute a Loan Document.
(Remainder of page intentionally left blank; signature pages follow.)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BORROWER:
NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:    New York REIT, Inc.,
a Maryland corporation, its general partner

By: /s/ Michael Happel
Name:     Michael Happel
Title:     President and Chief Executive Officer

REIT:
NEW YORK REIT, INC.,
a Maryland corporation

By: /s/ Michael Happel
Name:    Michael Happel
Title:     President and Chief Executive Officer

(Signatures continue on following pages.)

ADMINISTRATIVE AGENT:
CAPITAL ONE, NATIONAL ASSOCIATION,
as administrative agent

By: /s/ Federick H. Denecke
Name: Federick H. Denecke
Title: Senior Vice President

LENDER:
CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ Federick H. Denecke
Name: Federick H. Denecke
Title: Senior Vice President